SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

[H. F. Ahmanson & Company logo]

March 24, 1997

TO THE INVESTOR AND ANALYST COMMUNITY:

In its effort to cloud the relative merits of the Ahmanson and Washington Mutual proposals to merge with Great Western, Washington Mutual has manufactured the empty claim that under our proposal, Ahmanson's capital adequacy would fall into question. This is not true, and Washington Mutual offers no specifics to back
           -------------------------------------------------------------------
up its allegations.
-------------------

In an Ahmanson-Great Western merger, capital adequacy is not a concern. On a pro forma basis, the combined Ahmanson and Great Western entity would significantly exceed the standards for 'well-capitalized' status.

In our March 19th release, we were very specific on this subject:

      "Ahmanson's savings and loan subsidiary, Home Savings of America, significantly exceeds the standard for 'well-capitalized' status -- the highest regulatory capital status -- both today and in projections for a merger with Great Western. Home's capital will be managed to a level of
      5.3 percent core capital.

      "Although Ahmanson, as a savings and loan holding company, is not subject to any regulatory capital requirements, Ahmanson has managed its core capital in its projections to 4.9 percent, a sound level and one that is acceptable to both regulators and rating agencies. Ahmanson is rated 'investment grade' by credit agencies, and would continue to be rated 'investment grade' after a merger with Great Western on a pro forma basis."

To further make sure that you have all the information necessary on this subject, please find attached a table that clearly lays out, step-by-step, the assumptions we used to arrive at our conclusion concerning the projected capital adequacy of the combined Ahmanson and Great Western entity.

As always, we are available to you to answer any questions you may have as you conduct your analyses.

Sincerely,

/s/ Kevin M. Twomey
Chief Financial Officer

THIS DOCUMENT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AHMANSON AND, ASSUMING THE CONSUMMATION OF THE PROPOSED MERGER, A COMBINED AHMANSON/GREAT WESTERN FINANCIAL CORPORATION, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND ACCRETION TO CASH EARNINGS AND REPORTED EARNINGS THAT WILL BE REALIZED FROM THE PROPOSED MERGER; (B) THE IMPACT ON REVENUES OF THE PROPOSED MERGER, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND THE IMPACT ON REVENUES OF CONSOLIDATION OF RETAIL BRANCHES AND OTHER OPERATIONS AS PLANNED; (C) AHMANSON'S STOCK PURCHASE PROGRAM; AND (D) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE PROPOSED MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AHMANSON AND GREAT WESTERN FINANCIAL CORPORATION ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF AHMANSON AFTER THE PROPOSED MERGER IS INCLUDED IN FILINGS BY AHMANSON WITH THE SECURITIES AND EXCHANGE COMMISSION, ("COMMISSION"), INCLUDING A REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE COMMISSION ON FEBRUARY 18, 1997, AS AMENDED, AND THE COMMISSION FILINGS INCORPORATED BY REFERENCE THEREIN.

                              H.F. AHMANSON (AHM)
                      RECONCILIATION OF EQUITY AND SHARES
                     PURCHASE OF GWF - 1.20 EXCHANGE RATIO

                                                              1997
                                    ----------------------------------------------------
($ and shares in millions,          12/31/96-     Acquisition     9/30/97-     12/31/96-                                  Post Acq
 except per share data)              09/30/97       Adjmnts       12/31/97      12/31/97        1998          1999          Total
----------------------------------------------------------------------------------------------------------------------------------

RECONCILIATION OF SHARES
------------------------
Beginning Shares O/S                   102.153        97.728       270.984       102.153       257.434       245.953
Issues                                   0.375       173.256         0.250       173.881        12.319         0.500        13.069
Repurchases                              4.800                      13.800        18.600        23.800        17.000        54.600
                                      ---------     ---------     ---------     ---------     ---------     ---------
Ending Shares O/S                       97.728       270.984       257.434       257.434       245.953       229.453

Average Shares O/S                      99.941                     264.209       141.008       251.693       237.703
Common Stock Equivalents                 0.978                       0.978         0.978         0.978         0.978
                                      ---------                   ---------     ---------     ---------     ---------
Average Shares Primary EPS             100.919                     265.187       141.986       252.672       238.681
FD Share Equivalents                    11.870                      11.870        11.870         8.903         0.000
                                      ---------                   ---------     ---------     ---------     ---------
Average Shares FD EPS                  112.789                     277.057       153.856       261.574       238.681
                                      =========                   =========     =========     =========     =========

RECONCILIATION OF EARNINGS
--------------------------
AHM Earnings Avail to Common           $   248                     $    89       $   337       $   357       $   367
GWF Earnings Avail to Common                -                          104           104           434           468
                                      ---------                   ---------     ---------     ---------     ---------
  Pro Forma Standalone Earnings            248                         194           442           791           835
  Revenue Enhancements                      -                            3             3            23            32
  Cost Savings                              -                           25            25           207           288
  Other                                     -                            1             1           (14)          (28)
  Amortization (net new)                    -                          (47)          (47)         (188)         (188)
                                      ---------                   ---------     ---------     ---------     ---------
    Projected GAAP Earnings            $   248                     $   175       $   423       $   819       $   938
                                      =========                   =========     =========     =========     =========
  Intangible Amortization                   12                          57            68           226           226
                                      ---------                   ---------     ---------     ---------     ---------
    Projected Cash Earnings            $   260                       $ 231       $   491       $ 1,045       $ 1,164
                                      =========                   =========     =========     =========     =========
  Reported EPS                         $  2.20                       $0.63       $  2.75       $  3.13       $  3.93
  Cash EPS                             $  2.30                       $0.83       $  3.19       $  3.99       $  4.88

EQUITY RECONCILIATION
---------------------
Begin Common Equity                    $ 1,951       $ 2,059       $ 8,954       $ 1,951       $ 8,405       $ 8,134
  + Issuances                               10         6,894             8         6,912           304            15       $   327
  - Repurchases                            181            -            564           745         1,165         1,016         2,744
  + Net Income Avail to Common             271            -             64           335           807           938
  - Dividends                               67            -             57           123           216           202
  + Unrealized gains and losses             74            -             -             74            -             -
                                      ---------     ---------     ---------     ---------     ---------     ---------
Ending Common Equity                   $ 2,059       $ 8,954       $ 8,405       $ 8,405       $ 8,134       $ 7,870
Preferred + MIPs                           631         1,196         1,131         1,131         1,093         1,093
                                      ---------     ---------     ---------     ---------     ---------     ---------
Total Equity                           $ 2,690       $10,150       $ 9,535       $ 9,535       $ 9,228       $ 8,963
                                      =========     =========     =========     =========     =========     =========
Avg Issuance Price                     $ 27.43                     $ 30.62                     $ 24.67       $ 30.12       $ 24.99
Avg Repurchase Price                   $ 37.63*                    $ 40.88                     $ 48.93       $ 59.74       $ 50.26
Repurchase Price to Cash EPS            12.25x                      12.25x                      12.25x        12.25x

CAPITAL RATIO CALCULATIONS
--------------------------
Total Assets                           $48,854       $96,929       $96,082                     $95,773       $94,770
Intangibles                                288         5,323         5,259                       5,006         4,752
                                      ---------     ---------     ---------                   ---------     ---------
  Tangible Assets                       48,566        91,607        90,823                      90,767        90,017

Intangibles (net of tax)               $   173       $ 5,043       $ 5,018                     $ 4,754       $ 4,499

GAAP Tangible Common Equity Ratio         3.88%         4.27%         3.73%                       3.72%         3.74%
GAAP Tangible Equity + MIPs Ratio         5.18%         5.57%         4.97%                       4.93%         4.96%

Regulatory Core Capital Ratio             4.90%         5.31%         4.90%                       4.90%         4.90%
 - Consolidated
Regulatory Core Capital Ratio             5.20%         5.30%         5.30%                       5.30%         5.30%
 - Bank


* Includes 2.2 million shares repurchased in January 1997 at actual repurchase price. For the remainder of this period, assumes shares repurchased at an average price of 12.25 times cash earnings per share.

              SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF")
                  COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
               ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
            AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
              AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
                 CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                                 OF THEM AND GWF

      Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine
A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

      As of March 21, 1997, Ahmanson is the beneficial owner of 2,344,800 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

      Other than set forth herein, as of March 21, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

      Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of March 21, 1997, CSFB held a net long position of 5,443 shares of GWF common stock and Montgomery held no shares of GWF common stock.

      Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.